UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Immunomedics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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January 9, 2017

Dear Fellow Stockholders:

We are pleased to announce that our Board of Directors has determined to change the Company’s slate of director nominees to be elected at the 2016 annual meeting of stockholders scheduled to be held on Thursday, February 16, 2017, at 10:00 a.m. local time (the “2016 Annual Meeting”).

In place of the director candidates previously put forward on Proposal 1 of the proxy statement distributed by the Company on November 2, 2016 (the “Proxy Statement”), the Board has determined to nominate Jason M. Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan. Two directors of the Company, Don C. Stark and Mary E. Paetzold, have retired from the Board, effective immediately.

As described in the enclosed Supplement to the Proxy Statement (the “Supplement”), the Company has made these and several other changes to its corporate governance after venBio Select Advisor LLC (“venBio”), a dissident stockholder, launched a proxy contest to gain control of the Company’s Board of Directors. The four new director nominees on our slate —Jason M. Aryeh, Dr. Geoffrey Cox, Robert Forrester and Bob Oliver— are independent candidates who were identified through a leading executive search firm and are eager to contribute their expertise to the Board and help drive stockholder value.

Even if you previously submitted a white proxy card, we urge you to fill out and submit the NEW enclosed WHITE proxy card today.  The WHITE proxy card enclosed with this Supplement differs from the proxy card previously furnished to you with the Proxy Statement. The enclosed amended proxy card reflects the changed slate of director nominees for Proposal 1. Any proxy or voting instruction form may be revoked at any time prior to its exercise at the 2016 Annual Meeting, as described in the Proxy Statement.  Only your latest dated and signed proxy card or voting instruction form will be counted.  If you have already voted on the previous white proxy card on Proposal 1 for any of Dr. David M. Goldenberg, Cynthia L. Sullivan, and Brian A. Markison, and/or if you have already voted on Proposals 2, 3 or 4, and you do not submit a new proxy or voting instructions, your previously submitted proxy or voting instructions will be voted at the 2016 Annual Meeting with respect to those nominees and those proposals, but will not be counted in determining the outcome of the election of the Company’s new director candidates, Messrs. Aryeh, Cox, Oliver, and Forrester. If you would like to cast your vote in favor of the election of Messrs. Aryeh, Cox, Oliver, and Forrester, you must fill out and submit the new enclosed WHITE proxy card.

Your vote at this 2016 Annual Meeting is important. Whether or not you plan to attend the 2016 Annual Meeting in person, we hope you will vote as soon as possible. If you previously submitted a proxy card or a voting instruction form for the 2016 Annual Meeting, such proxy card or voting instruction will continue to be valid and will be voted at the 2016 Annual Meeting to the extent you continue to be a stockholder of the Company as of the record date, January 24, 2017.  If you requested a printed copy of the proxy materials by mail, you may mark, date, sign, and mail the WHITE proxy card in the envelope provided. You will find voting instructions in the Proxy Statement, the Notice of Annual Meeting, the Supplement, and on the new enclosed WHITE proxy card. If your shares are held for your account by a broker or other nominee, you should have received by this time instructions from the holder of record that you must follow for your shares to be voted.

1

Please read the Proxy Statement that was previously made available to stockholders and the enclosed Supplement in their entirety, as together they contain all of the information that is important to your decisions in voting at the 2016 Annual Meeting.

On behalf of your Board of Directors, we thank you for your continued support.

Sincerely,

The Immunomedics Board of Directors

/s/ Dr. David M. Goldenberg
Dr. David M. Goldenberg,
Chairman

/s/ Robert Forrester	/s/ Jason M. Aryeh	/s/ Brian A. Markison
Robert Forrester,	Jason M. Aryeh,	Brian A. Markison,
Independent Director	Vice Chairman	Lead Independent Director

/s/ Cynthia L. Sullivan	/s/ Dr. Geoff Cox	/s/ Bob Oliver
Cynthia L. Sullivan,	Dr. Geoff Cox,	Bob Oliver,
Director	Independent Director	Independent Director

2

NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 16, 2017

As a stockholder of Immunomedics, Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), you are cordially invited to attend the Annual Meeting of Stockholders of the Company (the “2016 Annual Meeting”) to be held at 300 The American Road, Morris Plains, New Jersey 07950, at 10:00 a.m. local time on February 16, 2017 for the following purposes:

1.                  to elect seven director nominees, Jason M. Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan, or any others properly nominated to serve until the 2017 Annual Meeting of Stockholders and until their successors are duly elected;

2.                  to approve, on an advisory basis, the compensation of our named executive officers;

3.                  to approve the amendment and restatement of our certificate of incorporation, as amended, to increase the maximum number of authorized shares of the Company’s capital stock, all classes, from 165,000,000 shares, consisting of (i) 155,000,000 shares of common stock, $0.01 par value per share (“Common Stock”), and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share (“Preferred Stock”), to 205,000,000 shares, consisting of (A) 195,000,000 shares of Common Stock, and (B) 10,000,000 shares of Preferred Stock;

4.                  to ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017; and

5.                  to consider any other business as may properly come before the 2016 Annual Meeting or any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on January 24, 2017 as the record date for determining the stockholders entitled to notice of, and to vote at, the 2016 Annual Meeting and at any postponement or adjournment thereof.

Your vote will be especially important at the 2016 Annual Meeting. As you may be aware, venBio Select Advisor LLC (“venBio”) has filed proxy materials for the purpose of electing four candidates as directors at the 2016 Annual Meeting in opposition to the seven nominees proposed by our Board of Directors. We are not responsible for the accuracy of any information provided by or relating to venBio or its nominees contained in solicitation materials filed or disseminated by or on behalf of venBio or any other statements venBio may make.

Our Board of Directors does not endorse any of venBio’s nominees and unanimously recommends that you vote “FOR” the election of each of the seven nominees proposed by our Board of Directors on the WHITE proxy card.  THE BOARD OF DIRECTORS URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD SENT TO YOU BY, OR ON BEHALF OF, VENBIO, EVEN AS A PROTEST VOTE AGAINST VENBIO OR ITS NOMINEES.  If you have previously submitted a proxy card sent to you by venBio, this proxy card remains valid but you can revoke that proxy card and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

YOUR VOTE IS VERY IMPORTANT. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” THE BOARD’S NOMINEES ON THE ENCLOSED WHITE PROXY CARD.

All shareholders are cordially invited to attend the 2016 Annual Meeting in person. Whether or not you plan to attend the 2016 Annual Meeting, you are urged to submit the WHITE proxy card in the envelope provided to you, so that your shares can be voted at the 2016 Annual Meeting in accordance with your instructions. If you hold your shares in “street name” (i.e., through a broker, bank or other nominee), you will receive instructions from your nominee that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions.

If you have any questions or require any assistance with voting your shares,

please contact the Company’s proxy solicitor listed below:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

On behalf of the

Immunomedics Board of Directors

/s/ Dr. David M. Goldenberg
Dr. David M. Goldenberg,
Chairman

/s/ Robert Forrester	/s/ Jason M. Aryeh	/s/ Brian A. Markison
Robert Forrester,	Jason M. Aryeh,	Brian A. Markison,
Independent Director	Vice Chairman	Lead Independent Director

/s/ Cynthia L. Sullivan	/s/ Dr. Geoff Cox	/s/ Bob Oliver
Cynthia L. Sullivan,	Dr. Geoff Cox,	Bob Oliver,
Director	Independent Director	Independent Director

Morris Plains, New Jersey

January 9, 2017

Immunomedics, Inc.

300 The American Road,

Morris Plains, New Jersey 07950

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

The following information (this “Supplement”) supplements, amends and, to the extent inconsistent, supersedes the corresponding information in the Proxy Statement (the “Proxy Statement”) for the 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) of Immunomedics, Inc. (“Immunomedics”, the “Company,” “we,” “us,” or “our”) dated November 2, 2016 as filed with the Securities and Exchange Commission (the “SEC”) and previously furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”).

The 2016 Annual Meeting will be held at the executive offices of Immunomedics located at 300 The American Road, Morris Plains, New Jersey 07950, on Thursday, February 16, 2017, at 10:00 a.m. local time, and any adjournments, reschedulings, continuations or postponements thereof. Only stockholders as of the record date for the 2016 Annual Meeting, January 24, 2017, will be entitled to notice of and to vote at the 2016 Annual Meeting.

THIS SUPPLEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or in person at the 2016 Annual Meeting.

This Supplement is first being furnished to stockholders of Immunomedics on or about January 9, 2017.

Explanatory Note

venBio has Initiated a Proxy Contest after the Company’s Definitive Proxy Statement was Filed

On November 16, 2016, two weeks after the Company filed its definitive Proxy Statement with the SEC, venBio Select Advisor LLC and Behzad Aghazadeh (collectively, “venBio”), filed with the SEC a preliminary proxy statement on Schedule 14A for the purpose of electing Behzad Aghazadeh, Scott Canute, Peter Barton Hutt and Khalid Islam (collectively, the “venBio Nominees”) as directors of the Company at the 2016 Annual Meeting. On December 6, 2016, venBio filed with the SEC its definitive proxy statement.  venBio purports to beneficially own 9,564,140 shares, including options to purchase 300,800 shares, of the Company’s common stock, par value $0.01 per share (the “Common Stock”), representing approximately 9.0% of the total outstanding shares of the Common Stock. We are not responsible for the accuracy of any information provided by or relating to venBio or its nominees contained in solicitation materials filed or disseminated by or on behalf of venBio or any other statements venBio may make.

The Company has Appointed Four New Directors and Amended its Slate of Director Nominees

On January 8, 2016, our Board, upon the recommendation of our Governance and Nominating Committee, voted to appoint four new directors to the Board with immediate effect:  Jason M. Aryeh, Dr. Geoffrey Cox, Robert Forrester and Bob Oliver.  Messrs. Aryeh, Cox, Forrester and Oliver are independent directors.  Two directors of the Company, Don C. Stark and Mary E. Paetzold, retired from the Board, effective immediately.

The Board also resolved to amend the Company’s slate of director nominees for the 2016 Annual Meeting and is nominating, in place of its previously announced slate, the following candidates:  Jason M. Aryeh, Dr. Geoffrey Cox, Robert Forrester, Dr. David M. Goldenberg, Brian A. Markison, Bob Oliver and Cynthia L. Sullivan.

The WHITE Proxy Card has been Amended

Even if you previously submitted a white proxy card, we urge you to fill out and submit the NEW enclosed WHITE proxy card today.  The WHITE proxy card enclosed with this Supplement differs from the proxy card previously furnished to you with the Proxy Statement in that the enclosed amended proxy card reflects the changed slate of director nominees for Proposal 1. Any proxy or voting instruction form may be revoked at any time prior to its exercise at the 2016 Annual Meeting as described in the Proxy Statement. Only your latest dated and signed proxy card or voting instruction form will be counted. If you have already voted on the previous white proxy card on Proposal 1 for any of Dr. David M. Goldenberg, Cynthia L. Sullivan, and Brian A. Markison, and/or if you have already voted on Proposals 2, 3 or 4, and you do not submit a new proxy or voting instructions, your previously submitted proxy or voting instructions will be voted at the 2016 Annual Meeting with respect to those nominees and those proposals, but will not be counted in determining the outcome of the election of the Company’s new director candidates, Messrs. Aryeh, Cox, Oliver, and Forrester. If you would like to cast your vote in favor of the election of Messrs. Aryeh, Cox, Oliver, and Forrester, you must fill out and submit the new enclosed WHITE proxy card.

We recommend that you resubmit your vote on all four proposals by submitting the new enclosed WHITE proxy and voting “FOR”: Proposal 1 for the election of directors, Proposal 2 to approve the compensation of our named executive officers, Proposal 3 to approve the amendment and restatement of our certificate of incorporation, and Proposal 4 to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2017.

The Board has Adopted a Leadership Succession Plan

An independent committee of the Board has developed a succession plan for management, to become effective by the time the Company submits a Biological License Application (“BLA”) to the U.S. Food and Drug Administration (the “FDA”) for accelerated approval of IMMU-132 for patients with metastatic triple-negative breast cancer (expected to be submitted in mid-2017).

Effective June 30, 2017, and subject to his reelection at the 2016 Annual Meeting, Dr. David M. Goldenberg will transition from his position as Chairman of the Board and continue as a Board member.  Mr. Jason M. Aryeh will assume the role of Chairman of the Board at that time, subject to his election at the 2016 Annual Meeting. Dr. Goldenberg will continue in his roles as Chief Scientific Officer and Chief Patent Officer of the Company.

The Company does not intend to renew its employment agreement with Ms. Cynthia L. Sullivan as Chief Executive Officer and President of the Company.  The Board has initiated a search for a new Chief Executive Officer and President to assume these roles upon the submission of the BLA to the FDA for accelerated approval of IMMU-132.  Subject to her election to the Board at the 2016 Annual Meeting, Ms. Sullivan will continue to serve as a director of the Company beyond June 30, 2017.

The Board has formed an independent committee to lead the search for a new Chief Executive Officer, effective immediately. The Company’s search is being conducted with the assistance of a leading, independent, executive search firm.

RECOMMENDATIONS OF THE BOARD

THE BOARD URGES STOCKHOLDERS TO VOTE ON THE NEW ENCLOSED WHITE PROXY CARD “FOR” THE BOARD’S NOMINEES ON PROPOSAL 1 AND “FOR” PROPOSALS 2, 3 AND 4.

THE BOARD URGES YOU TO NOT SIGN OR RETURN ANY PROXY CARD YOU MAY RECEIVE FROM VENBIO.

If your shares are held for you by a broker, bank or nominee, it is critical that you cast your vote by instructing your bank, broker or other nominee using the white voting instruction form provided on how to vote if you want your vote to be counted at the meeting.

Note Regarding Proxy Materials

If stockholders have any questions, require assistance with voting the new enclosed WHITE proxy card, or need additional copies of the proxy materials, please contact:

105 Madison Avenue

New York, New York 10016

proxy@mackenziepartners.com

Call Collect: (212) 929-5500

or

Toll-Free (800) 322-2885

Email: immu@mackenziepartners.com

SUPPLEMENTAL DISCLOSURE

BACKGROUND TO THE SOLICITATION

Since 2015, representatives of venBio have communicated with the Company, its directors and officers regarding the Company’s business strategies and results from operations.

Since June 1, 2016, venBio’s ownership of the Common Stock has exceeded 5% of the total outstanding Common Stock.

On November 2, 2016, the Company filed its Proxy Statement with the SEC in respect of the 2016 Annual Meeting. At the time of filing of the Proxy Statement, the Company was not aware that venBio would pursue a proxy contest.

On November 16, 2016, venBio filed a Schedule 13D with respect to the Company, disclosing a beneficial ownership of 9,564,140 shares, including options to purchase 300,800 shares, of the Common Stock, representing approximately 9.0% of the Company’s total outstanding shares of Common Stock.

On the same date, venBio filed with the SEC a preliminary proxy statement for the purpose of electing the venBio Nominees to the Board at the 2016 Annual Meeting.  venBio did not give the Company any advance notice of its intent to solicit proxies for an opposing slate of directors.

On November 18, 2016, the Company issued a press release commenting on its receipt of director nominations by venBio, which was filed by the Company on the same date on Form 8-K.

On November 22, 2016, venBio issued a press release commenting on its recent nomination of four candidates to the Board, which was filed by venBio as Definitive Additional Materials on Schedule 14A on the same date.

On November 28, 2016, the Company issued a press release announcing its decision to postpone the 2016 Annual Meeting to give the stockholders sufficient time to consider the matters proposed to be voted on, which was filed by the Company on the same date on Form 8-K.

On November 29, 2016, venBio issued a press release responding to the Company’s postponement of the 2016 Annual Meeting, which was filed by venBio as Definitive Additional Materials on Schedule 14A on the same date.

On December 6, 2016, venBio filed with the SEC its definitive proxy statement for the purpose of electing the venBio Nominees to the Board at the 2016 Annual Meeting.

On December 15, 2016, the Company and venBio entered into a confidentiality agreement for purposes of settlement negotiations.

On December 20, 2016, Dr. David Goldenberg, Chairman, Chief Scientific Officer, and Chief Patent Officer of the Company, and Brian Markison, Lead Independent Director of the Company, met with principals of venBio to discuss the ensuing proxy contest and ideas regarding the future of the Company and its business.

On December 26, 2016, the Company sent to venBio a term sheet proposing terms on which the proxy contest could be settled.  In the term sheet, the Company proposed, among other things:

•                  The composition of the Board would be reconstituted to have the following eight members:

•                  venBio would designate two of venBio’s candidates as directors;

•                  venBio and the Company would appoint two new mutually agreed upon independent directors; and

•                  incumbent independent directors Brian A. Markison and Mary E. Paetzold, as well as Dr. David M. Goldenberg and Cynthia L. Sullivan would remain on the Board.

•                  The Board would elect a new independent Chairman of the Board as of June 30, 2017.

•                  The Board would develop a succession plan for management that would need to be approved by the Independent Committee by the time the Company submits a BLA to the FDA for accelerated approval of IMMU-132 for patients with metastatic triple-negative breast cancer (expected to be submitted in mid-2017).

•                  The Board would form an independent committee as follows:

•                  The independent committee would be comprised of four independent directors, two of whom would be designated by venBio, two of whom would be designated by the Company;

•                  The independent committee would review and approve any (i) sale of the Company or similar significant M&A transaction involving the Company and (ii) licensing or partnering deal of the Company; and

•                  The Company would have to submit any transaction to a stockholder vote that was not approved by the independent committee.

•                  venBio would agree to customary standstill restrictions until 30 days prior to the deadline for submission of stockholder nominations for the Company’s 2017 annual meeting of stockholders.

On December 28, 2016, representatives of the Company spoke with venBio to discuss the term sheet.

On January 4, 2017, venBio sent the Company a revised term sheet, rejecting the Company’s settlement proposal and instead demanding, among other things, the following:

•                  The composition of the Board would be reconstituted to have the following seven members:

•                  venBio would designate three of venBio’s candidates as directors;

•                  venBio and the Company would appoint one new mutually agreed upon independent director;

•                  incumbent independent directors Brian A. Markison and Mary E. Paetzold, as well as Dr. David M. Goldenberg would remain on the Board.

•                  Dr. David Goldenberg would be required to tender his irrevocable resignation from the Board and all committees thereof effective on the earlier of (i) June 30, 2017, (ii) the date of the Company’s submission of a BLA to the FDA for accelerated approval of IMMU-132 for patients with metastatic triple-negative breast cancer and (iii) a “Resignation Event” (described below);

•                  Cynthia L. Sullivan would be required to tender her irrevocable resignation from all positions held by her on the Board and any committee thereof and at the Company and any of its subsidiaries effective upon the execution of the settlement agreement.

•                  The Board would form an independent committee as follows:

•                  The Board would delegate all delegable powers and authority of the Board to the independent committee;

•                  The independent committee would be comprised of the three venBio directors, the incumbent independent directors, and the new independent director who is mutually agreeable to both venBio and the Company;

•                  The independent committee would review and approve any (i) sale of the Company or similar significant M&A transaction involving the Company, (ii) licensing or partnering deal, (iii) strategic discussions, (iv) changes in management of the Company, and (v) any other material transaction, change or event;

•                  The Board would be prohibited from approving or entering into any transaction without the prior approval of a majority of the members of the independent committee;

•                  In event that the independent committee is not permitted to undertake a transaction or other action without the approval of the Board pursuant to Delaware law and a majority of the members of the independent committee approves such transaction or other action (a “Resignation Event”), Dr. David Goldenberg would offer to resign from the Board and all committees thereof and the independent committee would be entitled to accept or reject such resignations in its own discretion; and

•                  A venBio director (or a person designated by a venBio director) would serve as a liaison between any third parties and the independent committee/Board/Company.

•                  The independent committee would retain a nationally-recognized search firm to conduct a search for a new CEO of the Company.

•                  venBio would not be subject to any standstill restrictions.

•                  The Company would reimburse venBio for all of its expenses.

On January 8, 2017, the Board formally resolved to, with immediate effect, expand the size of the Board and appoint Messrs. Aryeh, Cox, Forrester and Oliver to the Board.  The Board further resolved to nominate the director candidates named in this Supplement for election to the Board at the 2016 Annual Meeting.  Later in the evening, the Company terminated its confidentiality agreement with venBio.

On January 9, 2017, the Company filed this Supplement with the SEC and issued a press release announcing the changes to the Board composition and other corporate governance changes.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board has nominated seven people to serve as members of the Board until the 2017 Annual Meeting of Stockholders. Each nominee currently serves as a member of the Board.

The Board recommends a vote FOR each of the nominees named below.

Our Board, upon the recommendation of our Governance and Nominating Committee, voted on January 8, 2017 to nominate the persons listed immediately below for election at the 2016 Annual Meeting to serve until the 2017 Annual Meeting of Stockholders of the Company, or such later date as their respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Officers and other employees serve at the will of the Board and hold office until their death, resignation or removal from office. Set forth below are their ages as of January 9, 2017, their offices with us, if any, their principal occupations or employment for the past five years, the length of their tenure as directors, and the names of other public companies in which they serve or served as a member of the Board.

Name	Age	Principal Occupation
Dr. David M. Goldenberg	78	Chairman of the Board, Chief Scientific Officer and Chief Patent Officer of the Company

Cynthia L. Sullivan	61	President and Chief Executive Officer of the Company

Brian A. Markison	57	Operating Executive, Avista Capital Partners

Jason M. Aryeh	48	Managing General Partner of JALAA Equities, LP

Geoff Cox	73	Principal of Beacon Street Advisors LLC

Bob Oliver	58	President and Chief Executive Officer, Otsuka America Pharma, Inc.

Robert Forrester	53	President and Chief Executive Officer, Verastem, Inc.

Based on information provided by Messrs. Aryeh, Cox, Forrester, Markison, and Oliver, the Board has determined that each of them is “independent” according to the listing standards of the Nasdaq Stock Market, which has been adopted by the Board for determining the independence of its members.

With the election of Ms. Sullivan and Messrs. Goldenberg, Markison, Aryeh, Cox, Oliver, and Forrester, your Board will be composed of seven directors who the Board believes would collectively provide the Company with a broad and diverse set of skills and experiences, particularly in the life sciences and pharmaceuticals industries, biopharmaceutical research, development, and manufacturing, operations, accounting, finance, mergers and acquisitions, capital markets, capital allocation, capital structure, risk management, and strategic planning. The Board’s nomination of these director candidates reflects a commitment to recruit new independent directors that your Board believes are highly qualified and have the perspectives, insights, experiences and competencies that expand its depth, breadth and ability to drive stockholder value and to bring the Company’s promising technology to market. In selecting the director nominees that we are proposing for election, your Board has focused on selecting independent Board candidates with applicable experience who it believes will work together constructively with a focus on operational excellence, financial strength and the growth of stockholder value.

All of the nominees have consented to being named as nominees of the Company and to serve, if elected. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. However, if for any reason a nominee becomes unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board, unless the Board chooses to reduce the number of directors serving on the Board.

Messrs. Aryeh, Cox, Forrester and Oliver did not beneficially own any shares of Common Stock of the Company as of the date of the Proxy Statement or of this Supplement.

Information about Director Nominees

Information concerning all director nominees is set forth below.

Jason M. Aryeh, age 48, is the Founder and Managing General Partner of JALAA Equities, LLP and has served as its General Partner since 1997. He has extensive board leadership and equity investment experience focused in the life sciences industry. He has been Chairman of the Board of Novelion

Therapeutics Inc. since 2012 and is currently the lead independent director of Cormatrix Cardiovascular Inc.  Mr. Aryeh has served as a director of Aralez Pharmaceuticals Inc. since 2016 and Ligand Pharmaceuticals Incorporated since 2006, both public companies. In addition, Mr. Aryeh is the Chairman of Rio Grande Solar, a solar-electric developer. Mr. Aryeh also serves as a consultant, focused on the enhancement of shareholder value, for Derma Sciences, Inc. (NASDAQ: DSCI). Furthermore, Mr. Aryeh is active in a respected healthcare charity, serving on the Cystic Fibrosis Foundation’s Therapeutics Board since 2011. Mr. Aryeh earned a B.A. in economics, with honors, from Colgate University.

Dr. Geoff Cox, age 73, is a seasoned executive with more than 16 years of experience in Chairman and CEO roles at publicly traded life sciences companies and more than four decades of overall industry experience. Mr. Cox has been a principal of Beacon Street Advisors LLC since 2013, which provides strategic, operational and organizational advisory services and interim senior management support to life sciences companies. During his tenure at Beacon Street Advisors, he served from 2014 to 2016 as interim CEO of QLT, Inc., a publicly traded ophthalmology company. From 2011 to 2013, he was a partner with Red Sky Partners LLC, a life sciences consulting firm. From 2001 to 2010, Dr. Cox was Chairman, President and CEO of GTC Biotherapeutics Inc. (now rEVO Biologics), where he successfully repositioned the Company and oversaw the regulatory approval process of multiple human therapeutic proteins. From 1997 to 2001, Dr. Cox was Chairman, President and CEO of Aronex Pharmaceuticals Inc. From 1984 to 1997, he was employed by Genzyme Corporation, concluding his service as Executive Vice President responsible for General Division manufacturing operations and infrastructure for pharmaceuticals, diagnostics and genetics. Dr. Cox currently serves as a member of the boards of directors of Aviragen Therapuetics Inc. and Novelion Therapeutics Inc., both public companies, and of Lakewood-Amedex Inc., a private company. He served as a Director of Gallus Biopharmaceuticals LLC from 2011 to 2014. Dr. Cox is a former Chairman and current member of the Board of the Massachusetts Biotechnology Council. He previously served on the board of Biotechnology Industries Association and as a member of its Health Governing and Emerging Companies Sections. Dr. Cox received a B.Sc. (Hons) in biochemistry from the University of Birmingham, UK and PhD in biochemistry from the University of East Anglia, UK.

Robert Forrester, age 53, has served as director and Chief Executive Officer of Verastem, Inc. since July 2013. Mr. Forrester also served as the Chief Operating Officer of Verastem from March 2011 until July 2013 and as President since January 2013. Mr. Forrester previously held executive level positions at both private and public life sciences companies. Prior to joining Verastem, from 2010 to 2011, Mr. Forrester served as Chief Operating Officer of Forma Therapeutics, Inc. Prior to that, from 2009 to 2010, he served as Interim President and Chief Executive Officer of CombinatoRx, Inc., and as its Executive Vice President and Chief Financial Officer from 2004 to 2009. Mr. Forrester served as Senior Vice President of Finance and Corporate Development at Coley Pharmaceuticals Group, Inc. from 2000 to 2003. Prior to that, Mr. Forrester was a managing director of the Proprietary Investment Group at MeesPierson, where he was part of a merchant banking group investing in life science companies. Prior to joining MeesPierson, Mr. Forrester worked for the investment banks BZW (now Barclays Capital) and UBS in the corporate finance groups undertaking M&A and public and private finance transactions. Mr. Forrester started his career as a lawyer with Clifford Chance. He earned his bachelor’s of law degree from Bristol University in England.

Dr. David M. Goldenberg, age 78, who founded Immunomedics in 1982, is our Chairman, Founder, Chief Scientific Officer and Chief Patent Officer. From 2007 to 2014, Mr. Goldenberg was our Chief Medical Officer.  He was our Chief Executive Officer from 1982 to 1992, from 1994 to 1998, and from 1999 to 2001. He has held other important roles in the Company, including as Chief Strategic Officer from July 2003 through June 2007; Chief Scientific Officer from March 2001 through June 2003 and from July 2007 to present; Chief Medical Officer from July 2007 to December 2014; and Chief Patent Officer from August 2015 to present.  Dr. Goldenberg serves as Chairman of the Board of Directors of

IBC Pharmaceuticals, Inc., a subsidiary of the Company.  Dr. Goldenberg served as the President and Trustee of the Center for Molecular Medicine and Immunology, an independent, non-profit research center from September 1983 to June 2015, and as President and Chief Executive Officer of the Garden State Cancer Center, a subsidiary of the Center for Molecular Medicine and Immunology from July 1990 to June 2015. He brings over 50 years of research and development experience in the field of oncology and immunology, and is a pioneer in the development of radiolabeled antibodies for various applications in the detection, diagnosis and therapy of cancer. Dr. Goldenberg earned a bachelor’s degree in biological sciences from the University of Chicago, a doctorate in science from the University of Erlangen-Nuremberg, and a doctorate in medicine from the University of Heidelberg.

Brian A. Markison, age 57, has served as our Lead Independent Director since 2009 and has served as a director of the Company since 2004. Mr. Markison brings extensive research and development, manufacturing and sales experience in the pharmaceuticals and life sciences industries.  Since 2012, he has served as the healthcare industry executive at Avista Capital Partners, a leading private equity firm.  In 2011 and 2012, he was President, Chief Executive Officer, and a director of Fougera Pharmaceuticals, Inc., a company created from the acquisition of Nycomed A/S by Takeda Pharmaceuticals, (and acquired by Novartis AG, effective July 23, 2012).  He was President and Chief Executive Officer of King Pharmaceuticals, Inc. from 2004 to 2011. He served as President of Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network Businesses from 2002 until 2004. From 1999 to 2001, Mr. Markison served in various positions in Bristol-Myers Squibb’s Oncology, Virology and Oncology Therapeutics Network, including President and Senior Vice President, Licensing and External Development. Mr. Markison had a 22-year career at Bristol-Meyers Squibb, where he distinguished himself in the areas of sales, marketing, international and domestic general management positions. Since 2012, he has been Chairman of the Board of Directors for Lantheus Medical Imaging, Inc., a global leader in developing, manufacturing and distributing innovative diagnostic imaging agents. Since 2011, Mr. Markison has also served as Chairman of the Board for Rosetta Genomics, Ltd., a leading developer of microRNA-based molecular diagnostics, and as a director for PharmAthene, Inc., a biodefense company developing medical countermeasures against biological and chemical threats. Mr. Markison is a member of the Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Research and Development Committee. Mr. Markison earned a bachelor’s degree from Iona College.

Bob Oliver, age 58, has served as the President and CEO of Otsuka America Pharmaceutical, Inc., (“OAPI”) since April 2016. Prior to that, Mr. Oliver served as Senior Vice President of Sales and Marketing at OAPI from 2010 to 2014 and as President and Chief Operating Officer from 2014 to 2016. Leveraging more than 20 years of experience in the pharmaceutical industry, Mr. Oliver built OAPI’s commercial capabilities, working with Lundbeck to launch ABILIFY MAINTENA (aripiprazole) and led the transfer of ABILIFY® (aripiprazole) commercial responsibilities from Bristol-Myers Squibb to OAPI. During Mr. Oliver’s leadership, ABILIFY® grew to the number-one selling pharmaceutical in the U.S. Prior to joining OAPI, Mr. Oliver was Vice President & Global Business Manager for Oncology at Wyeth Pharmaceuticals (“Wyeth”), where he also served as Senior Vice President of Primary Care and Commercial Operations. At Wyeth he oversaw sales and commercial operations in the U.S. and general management in Puerto Rico. Prior to working at Wyeth, Mr. Oliver spent 16 years with Johnson & Johnson in roles of increasing responsibility. Mr. Oliver has served as Chairman of the Board for Otsuka Canada Pharmaceuticals, Inc. since 2014. Mr. Oliver also currently serves on Saint Joseph’s University’s Pharma Board of Directors. Mr. Oliver earned a bachelor’s degree from Rutgers University, and a master of business administration degree in Marketing from the Haub School of Business at Saint Joseph’s University.

Cynthia L. Sullivan, age 61, has served as our President and Chief Executive Officer since March 2001.  From 2000 to 2001, she served as President of the Company, and from 1999 to 2000 she served as Executive Vice President and Chief Operating Officer of the Company.  She also currently serves as president of IBC Pharmaceuticals, Inc., a subsidiary of Immunomedics.  In addition to over 25 years of biopharmaceutical research and development experience in the fields of oncology and immunology, Ms. Sullivan brings extensive public company experience through her past director positions. From 2002 to 2007, Ms. Sullivan served as a director of Digene Corp., a company that develops, manufactures and markets proprietary DNA and RNA testing systems for the screening, monitoring and diagnosis of human diseases. From 2007 to 2009, she served as a director of Urigen Pharmaceuticals, Inc., a specialty pharmaceutical company focused on the development and commercialization of treatments for urological disorders. Ms. Sullivan also serves as a member of the board of trustees for the HealthCare Institute of New Jersey, a trade association for the research-based pharmaceutical and medical technology industry in New Jersey. Ms. Sullivan earned a bachelor’s degree from Merrimack College, received a medical technology certification from the school of Medical Technology at Muhlenberg Hospital, and earned a master’s degree in science and master of business administration degree, both from Fairleigh Dickson University.

CHANGE OF CONTROL IMPLICATIONS OF VENBIO’S PROXY CONTEST

The election of the venBio Nominees may trigger change of control provisions in certain employment agreements and other agreements between the Company and its executives, resulting in expenditures of up to $15,726,547.  “Change of control” in the applicable agreements means, among other things, a change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals whose election is endorsed by a majority of the members of the Board immediately before the date of the election.

Dr. David M. Goldenberg

If Dr. Goldenberg’s employment is terminated for “good cause,” he will be entitled to his annual base salary, bonus, minimum payments and additional incentive compensation earned through the date of termination, and any benefits accrued in accordance with the terms of any applicable benefit plans or programs (the “guaranteed payment”). If Dr. Goldenberg’s employment is terminated without good cause, or for “good reason,” Dr. Goldenberg will be entitled to the guaranteed payment, three times his total annual compensation (the “severance payment”), and other employment benefits for two years.

Upon termination in any of the above circumstances, Dr. Goldenberg would therefore be entitled to receive:

Salary:	$1,944,120
Bonus:	$972, 060
Minimum Royalties:	$450,000
FY Pro Rata Bonus:	$313,063
Total Cash:	$3,679,243

Medical Insurance:	$39,837 (for 2 years) $59,755 (for 3 years)
Value of Options:	$5,570,784
Office & Assistant:	$228,693 (for 2 years) $343,039 (for 3 years)
Total Cash Value:	$9,652,822 (for 3 years)

Additionally, royalty payments to Dr. Goldenberg must be paid throughout the life of each patent of the Company both during his employment with the Company and after such employment terminates. If the Company sells any undeveloped assets for which Dr. Goldenberg was an inventor during the term of his employment or three years thereafter, the Company will pay 20% of the consideration of such sale to Dr. Goldenberg.

“Good cause” includes any of the following: if Dr. Goldenberg (i) commits continued, knowing and intentional neglect, substantial nonperformance or a demonstrated continuing inability to perform his obligations under the employment agreement (other than due to physical or mental disability); (ii) commits an act of fraud or dishonesty related to the performance of duties; or (iii) commits any material breach of any of the provisions of the employment agreement. “Good reason” includes, among other things, (i) a material reduction in base salary; or (ii) material diminution of Dr. Goldenberg’s responsibilities and powers, including assignment of any duties and responsibilities inconsistent with his positon.

Cynthia L. Sullivan

If during the one-year period following a change of control, the Company terminates Ms. Sullivan’s employment agreement without “cause” or she resigns for “good reason,” Ms. Sullivan will be entitled to receive:

Salary:	$2,058,552
Bonus:	$1,029,276
FY Pro Rata Bonus:	$343,092
Total Cash:	$3,340,920

Medical Insurance:	$29,878
Value of Options:	$1,652,063
Total Cash Value:	$5,112,861

“Cause” includes any of the following: Ms. Sullivan (i) is convicted of a felony, or enters in a plea of guilty or nolo contendere; (ii) intentionally and continuously fails to perform her reasonably assigned material duties; (iii) causes material, intentional, wrongful damage to the property of the company; (iv) engages in public conduct that is harmful to the reputation of the company; (v) engages in willful misconduct in the performance of her duties; or (vi) materially breaches her obligations of confidentiality, noncompetition and non-solicitation. “Good reason” includes, among other things, (i) a material reduction in base salary; (ii) material diminution of Ms. Sullivan’s responsibilities and powers, including assignment of any duties and responsibilities inconsistent with her position; (iii) material reduction in Ms. Sullivan’s primary functional authorities, duties or responsibilities, (iv) the assignment of duties to Ms. Sullivan that are inconsistent with her position, or (v) on or after a change of control, the removal of Ms. Sullivan from her office as President and Chief Executive Officer.

Michael R. Garone

Pursuant to the Change in Control and Severance Agreement with Michael R. Garone, if during the one-year period following the change of control, the Company terminates Mr. Garone’s employment agreement, other than for cause, or if Mr. Garone resigns for good reason, he will be entitled to the following amounts:

Salary:  $600,000

Bonus:  $180,000(1)

FY Pro Rata Bonus:  $90,000

Total Cash:  $870,000

(1)  Such amount has yet to be finally determined.  The foregoing is for illustrative purposes only and assumes a 30% target bonus.

Medical Insurance:   $28,464

Value of Options:   $62,400

Total Cash Value:  $960,864

“Good reason” includes (i) a material reduction in base salary; (ii) material diminution of Mr. Garone’s responsibilities and powers, including assignment of any duties and responsibilities inconsistent with his positon; (iii) material reduction in Mr. Garone’s primary functional authorities, duties or responsibilities, (iv) the assignment of duties to Mr. Garone that are inconsistent with his position, or (v) on or after a change in control, the removal of Mr. Garone from his office as Vice President, Finance and Chief Financial Officer.

VOTING; REVOCABILITY OF PROXIES

If a quorum is present, the election of each nominee requires the affirmative vote of a majority of the votes cast at the 2016 Annual Meeting for each nominee.  Abstentions and broker non-votes will not be considered as votes cast for or against any nominee, and will therefore have no effect on the outcome of the vote.

If you previously submitted a proxy card or a voting instruction form for the 2016 Annual Meeting, such proxy card or voting instruction will continue to be valid and will be voted at the 2016 Annual Meeting to the extent you continue to be a stockholder of the Company as of the record date, January 24, 2017.

Even if you previously submitted a white proxy card, we urge you to fill out and submit the NEW enclosed WHITE proxy card today.  The WHITE proxy card enclosed with this Supplement differs from the proxy card previously furnished to you with the Proxy Statement in that the enclosed amended proxy card reflects the changed slate of director nominees for Proposal 1. Any proxy or voting instruction form may be revoked at any time prior to its exercise at the 2016 Annual Meeting as described in the Proxy Statement. Only your latest dated and signed proxy card or voting instruction form will be counted. If you have already voted on the previous white proxy card on Proposal 1 for any of Dr. David M. Goldenberg, Cynthia L. Sullivan, and Brian A. Markison, and/or if you have already voted on Proposals 2, 3 or 4, and you do not submit a new proxy or voting instructions, your previously submitted proxy or voting instructions will be voted at the 2016 Annual Meeting with respect to those nominees and those proposals, but will not be counted in determining the outcome of the election of the Company’s new director candidates, Messrs. Aryeh, Cox, Oliver, and Forrester. If you would like to cast your vote in favor of the election of Messrs. Aryeh, Cox, Oliver, and Forrester, you must fill out and submit the new enclosed WHITE proxy card.

MISCELLANEOUS INFORMATION

Participants in the Solicitation

Under applicable SEC regulations, members of the Board and certain officers and employees of the Company will be “participants” with respect to the Company’s solicitation of proxies in connection with the 2016 Annual Meeting. Certain information concerning such persons (the “Participants”) is set forth in the Proxy Statement and in Annex A hereto.

Solicitation of Proxies; Expenses

We are required by law to convene an annual meeting of stockholders at which directors are elected. Because our shares are widely held, it would be impractical for our stockholders to meet physically in sufficient numbers to hold a meeting. Accordingly, proxies are solicited from our stockholders. United States federal securities laws require us to send you the Proxy Statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. This solicitation of proxies is being made by the Board and all expenses of this solicitation will be borne by the Company. These costs include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the Board, without additional compensation, personally or by telephone. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically. The Company has retained MacKenzie Partners (“MacKenzie”) to solicit proxies. Under our agreement with MacKenzie, MacKenzie will receive a fee of up to $250,000 plus the reimbursement of reasonable expenses. MacKenzie expects that approximately 25 of its employees will assist in the solicitation. MacKenzie is soliciting proxies by mail, telephone, facsimile or email. Our aggregate expenses, including those of MacKenzie, related to our solicitation of proxies, excluding salaries and wages of our regular employees and expenses that we would ordinarily incur in connection with an uncontested annual meeting, are expected to be approximately $750,000, of which approximately $250,000 has been incurred as of the date of this Supplement. Annex A sets forth information relating to our directors and director nominees as well as certain of our officers and employees who are “participants” in our solicitation under the rules of the SEC by reason of their position as directors and director nominees of the Company or because they may be soliciting proxies on our behalf.

Forward-Looking Statements

Certain statements made in this Supplement and other written or oral statements made by or on behalf of the Company, in addition to historical information, may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Such statements, including statements regarding clinical trials (including the funding therefor, anticipated patient enrollment, trial outcomes, timing or associated costs), regulatory applications and related timelines, out-licensing arrangements (including the timing and amount of contingent payments), forecasts of future operating results, potential collaborations, and capital raising activities, involve significant risks and uncertainties and actual results could differ materially from those expressed or implied herein. Factors that could cause such differences include, but are not limited to, the Company’s dependence on business collaborations or availability of required financing from capital markets, or other sources on acceptable terms, if at all, in order to further develop our products and finance our operations, new product development (including clinical trials outcome and regulatory requirements/actions), the risk that we or any of our collaborators may be unable to secure regulatory approval of and market our drug candidates, risks associated with the outcome of pending litigation and competitive risks to marketed products, and the Company’s ability to repay its outstanding indebtedness, if and when required, as well as the risks discussed in the Company’s filings with the SEC. The Company is not under any obligation, and the Company expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT

Your vote at the 2016 Annual Meeting is important, no matter how many or how few shares you own. Even if you previously submitted a white proxy card, we urge you to fill out the new enclosed WHITE proxy card today. Please sign and date the enclosed WHITE proxy card and promptly return it in the enclosed postage-paid envelope.

THE BOARD STRONGLY URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT YOU MAY RECEIVE FROM VENBIO. Any proxy you sign from venBio for any reason could invalidate previous WHITE proxy cards sent by you to support Immunomedics’ Board.

Only your latest dated and signed proxy card or voting instruction form will be counted. Any proxy may be revoked at any time prior to its exercise at the 2016 Annual Meeting as described in the Proxy Statement.

IMPORTANT!
PLEASE VOTE THE WHITE PROXY CARD TODAY!

WE URGE YOU NOT TO SIGN ANY PROXY CARD OR VOTING INSTRUCTION FORM THAT MAY BE SENT TO YOU BY VENBIO

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor:

105 Madison Avenue
New York, NY 10016

proxy@mackenziepartners.com
Call Collect: (212) 929-5500
or
Toll-Free (800) 322-2885
Email:immu@mackenziepartners.com

ANNEX A

ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of the Board, the Board’s nominees, and certain officers and other employees of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the 2016 Annual Meeting. The following sets forth certain information about such persons ( the “Participants”).

Directors and Nominees

The following table sets forth the names and business addresses of the Company’s Board and the Nominees as well as the names and principal business addresses of the corporation or other organization in which the principal occupations or employment of the directors is carried on. The principal occupations or employment are set forth under the heading “Proposal 1: Election of Directors” in the Proxy Statement.

Name	Business Address
Dr. David M. Goldenberg	c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950

Brian A. Markison	c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950

Cynthia L. Sullivan	c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950

Jason M. Aryeh	c/o JALAA Equities, LP 34 Sumner Road, Greenwich, CT 06831

Geoff Cox	c/o Beacon Street Advisors LLC 480 Beacon Street No. 1, Boston, MA 02115

Bob Oliver	c/o Otsuka America Phamaceutical, Inc. 508 Carnegie Center Dr., Princeton, NJ 08540

Robert Forrester	c/o Verastem, Inc. 117 Kendrick Street, Suite 500, Needham, MA 02494

Certain Officers

The Participants who are officers and employees of the Company are Dr. David M. Goldenberg and Cynthia L. Sullivan. The business address for each is c/o Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey, 07950. Their principal occupations are stated in the Proxy Statement and this Supplement.

Information Regarding Ownership of the Company’s Securities by Participants

The number of the Company’s securities beneficially owned by directors and named executive officers as of October 19, 2016 is set forth under the heading “Ownership of Our Common Stock” in the Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth purchases of the Company’s securities since November 2, 2014 by the persons listed above under “Directors and Nominees” and “Certain Officers” and their affiliates. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans and none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Company Securities Purchased (November 2, 2014 through January 9, 2017)

Name	Date	Number of Shares	Transaction
Dr. David M. Goldenberg (1)	6/13/2016	139,950	Sale
	6/13/2016	128,674	Sale
	6/10/2016	92,040	Sale
	6/10/2016	11,326	Sale
	6/8/2016	120,388	Sale
	6/8/2016	41,441	Sale
	6/7/2016	12,300	Sale
	6/7/2016	4,600	Sale
	6/6/2016	110,322	Sale
	6/6/2016	63,959	Sale
	6/15/2015	82,077	Sale
	6/15/2015	90,666	Sale
	6/15/2015	32,248	Sale
	6/12/2015	70,841	Sale
	6/12/2015	58,512	Sale
	6/11/2015	93,989	Sale
	6/11/2015	84,700	Sale
	6/11/2015	21,191	Sale
	6/10/2015	15,120	Sale
	6/10/2015	15,300	Sale
Brian A. Markison	8/23/2016	15,000	Sale
	6/12/2015	5,564	Sale
Cynthia L. Sullivan(1)	6/13/2016	128,674	Sale
	6/13/2016	139,950	Sale
	6/10/2016	11,326	Sale
	6/10/2016	92,040	Sale
	6/8/2016	41,441	Sale

6/8/2016	120,388	Sale
6/7/2016	4,600	Sale
6/7/2016	12,300	Sale
6/6/2016	63,959	Sale
6/6/2016	110,322	Sale
6/15/2015	38,248	Sale
6/15/2015	82,077	Sale
6/15/2015	90,666	Sale
6/12/2015	58,512	Sale
6/12/2015	70,841	Sale
6/11/2015	84,700	Sale
6/11/2015	21,191	Sale
6/11/2015	93,989	Sale
6/10/2015	15,300	Sale
6/10/2015	15,120	Sale

Notes:

(1)         190,000 shares of Common Stock held by Dr. Goldenberg and Ms. Sullivan are held in joint tenancy between them.

Stock Ownership of Messrs. Aryeh, Oliver, Cox and Forrester

Messrs. Aryeh, Oliver, Cox and Forrester did not beneficially own any shares of Common Stock as of the date of this Supplement.

Miscellaneous Information Concerning Participants

Other than as set forth in this Annex A or in the Proxy Statement and based on the information provided by each Participant, none of the Participants or their associates (i) beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of Common Stock or other securities of the Company or any of our subsidiaries or (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2016 Annual Meeting. In addition, neither the Company nor any of the Participants listed above is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Annex A or in the Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants listed above or any of their associates have or will have (i) any arrangements or understandings with any person with respect to any future employment by the Company or its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

IMMUNOMEDICS, INC.
300 THE AMERICAN ROAD
MORRIS PLAINS, NEW JERSEY 07950
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
FEBRUARY 16, 2017

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF IMMUNOMEDICS, INC.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated November 2, 2016, as supplemented on January 9, 2017, in connection with the 2016 Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on Thursday, February 16, 2017, at the offices of Immunomedics, Inc., 300 The American Road, Morris Plains, New Jersey 07950, and hereby appoints Cynthia L. Sullivan and Michael R. Garone, and each of them (with full power to act alone), the proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Immunomedics, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2016 Annual Meeting of Stockholders, and at any adjournment or postponement of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR the approval of the compensation of our named executive officers (Proposal 2), FOR the approval of the amendment and restatement of our certificate of incorporation, as amended (Proposal 3), and FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017 (Proposal 4).

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF

IMMUNOMEDICS, INC.

February 16, 2017

PROXY VOTING INSTRUCTIONS

MAIL — Date, sign and mail your proxy card in the post-paid envelope provided as soon as possible.

↓	Please detach along perforated line and mail in the envelope	↓

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Proposal to elect the nominees listed below

NOMINEES:	FOR ALL	FOR ALL EXCEPT	AGAINST ALL	ABSTAIN FOR ALL
• Jason M. Aryeh	☐	☐	☐	☐
• Dr. Geoff Cox				☐
• Robert Forrester				☐
• David M. Goldenberg				☐
• Brian A. Markison				☐
• Bob Oliver				☐
• Cynthia L. Sullivan				☐

(INSTRUCTIONS: To vote against any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to vote against in the space provided below.)

2.	Proposal to approve, on an advisory basis, the compensation of our named executive officers.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

3.	Proposal to approve the amendment and restatement of our certificate of incorporation, as amended.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

4.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2017.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of each Director (Proposal 1), FOR Proposal 2, FOR Proposal 3, and FOR Proposal 4.

2

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign below. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

3

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.  ☐

Signature of		Signature of	Date:
Stockholder	Date:	Stockholder

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

4